Exhibit 99.1

For Immediate Release

Oakmont Stockholders Approve Merger with Brooke Credit Corporation and Oakmont Completes Merger with Brooke Credit Corporation

BLOOMFIELD HILLS, MI – July 18, 2007 – Oakmont Acquisition Corp. (OTC Bulletin Board: OMAC.OB) announced today that its stockholders have approved Oakmont’s previously announced proposed merger with Brooke Credit Corporation, and that the merger was completed. Stockholders also approved a number of related proposals, including an equity incentive plan for the combined company, and revised charter provisions that include an increase in the number of authorized shares, the annual election of all directors and a name change of the post-merger combined company to “Brooke Credit Corporation.”

Of the 9,643,698 Oakmont common shares voted at the meeting (representing approximately 91.2% of the shares entitled to vote on the merger proposal), 8,039,219 or approximately 83.4% voted in favor of the acquisition. 1,604,479 of the shares issued in the company’s 2005 IPO voted against the merger and the holders of 1,156,249 of those shares duly elected to convert their shares into a pro rata portion of the IPO trust account.

The common stock, warrants and units of Brooke Credit Corporation, the post-merger combined company, are expected to begin trading on the OTC Bulletin under the symbols “BRCR,” “BRCRW” and “BRCRU,” respectively, beginning at the open of business on Thursday, July 19, 2007.

Robert J. Skandalaris, Oakmont’s Chairman, commented “We are extremely pleased to have completed this merger. The transaction fulfills Oakmont’s goal of finding a suitable merger candidate and we believe that we have found one which offers our shareholders a great opportunity. Brooke Credit has a young, talented and motivated management team which we believe will serve our shareholders well.”

“We are very pleased to have completed this transaction. The Brooke Credit team would like to express a special thanks to Oakmont stockholders for their vote of confidence in our business. Brooke Credit is excited to begin this new chapter in its history and is committed to building long-term value for our new shareholders,” said Michael S. Lowry, who is the Chief Executive Officer of Brooke Credit Corporation.

The merger of Oakmont and Brooke Credit Corporation and related proposals were described in a proxy statement Oakmont filed with the SEC. Investors and security holders are advised to read the proxy statement for additional information regarding the merger and Brooke Credit Corporation. Investors and security holders may obtain such materials and other documents filed by Oakmont from the SEC’s website at http://www.sec.gov.

Oakmont was formed for the specific purpose of consummating a business combination. In July 2005, Oakmont completed its initial public offering.

Brooke Credit Corporation is a specialty finance company based in Overland Park, Kansas that lends primarily to locally-owned businesses that sell insurance. Brooke Credit’s loan portfolio balances totaled approximately $512.7 million on March 31, 2007. Loans have been mostly sold as individual loans to participating lenders or pooled loans to investors through asset-banked securitizations.

Morgan Joseph & Co. acted as exclusive financial advisor to Brooke Credit Corporation in connection with the merger of Brooke Credit and Oakmont. In addition, Morgan Joseph rendered a fairness opinion to Brooke Corp. (NASDAQ: BXXX) in connection with the merger.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Oakmont, Brooke Credit Corporation and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of Oakmont’s and Brooke Credit Corporation’s management and are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the businesses in which Brooke Credit Corporation is engaged; demand for the products and services that Brooke Credit Corporation provides; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Oakmont’s proxy statement dated July 9, 2007, and filed with the Securities and Exchange Commission on July 10, 2007. The information set forth herein should be read in light of such risks. Neither Oakmont nor Brooke Credit Corporation assumes any obligation to update the information contained in this press release.

For Additional Information Contact:

Michael Azar

Oakmont Acquisition Corp.

(248) 220-2001

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